UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 28, 2018

Differential Brands Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-18926	11-2928178
(Commission File Number)	(IRS Employer Identification No.)

1231 South Gerhart Avenue, Commerce, California	90022
(Address of Principal Executive Offices)	(Zip Code)

(323) 890-1800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 1.01                               Entry into a Material Definitive Agreement.

As previously disclosed, on August 13, 2018, Differential Brands Group Inc. (the “Company”) and certain of its subsidiaries entered into the Waiver under Credit and Security Agreement (the “Waiver”) with the lenders identified on the signature pages thereto and TCW Asset Management Company (“TCW”), pursuant to which the Company received a waiver related to its non-compliance with certain financial covenants under the credit and security agreement with TCW, as agent, and the lenders party thereto (as later amended, the “Term Credit Agreement”). The Waiver further provided that such defaults will qualify to be reinstated if the Term Credit Agreement is not repaid and terminated on or prior to September 30, 2018. On September 28, 2018, TCW extended the Waiver until October 31, 2018.

Item 8.01             Other Events.

As previously disclosed, on June 27, 2018, the Company entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Global Brands Group Holding Limited (“GBG”) and GBG USA Inc., a wholly-owned subsidiary of GBG (“GBG USA”), to purchase a significant part of GBG’s and its subsidiaries’ North American business, including the wholesale, retail and e-commerce operations, comprising all of their North American kids business, all of their North American accessories business and a majority of their West Coast and Canadian fashion businesses (collectively, the “Business”) for a purchase price of $1.38 billion, to be paid in cash and subject to adjustment (the “Purchase Price”). We previously announced that the acquisition contemplated by the Purchase Agreement (the “Transaction”) was expected to close in the third quarter of 2018.   The Company now expects the Transaction to close on or before October 31, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIFFERENTIAL BRANDS GROUP INC.

Date: October 4, 2018	By:	/s/ Bob Ross
Bob Ross
Chief Financial Officer

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